Exhibit 99.1

PHH Corporation Announces First Quarter 2008 Results
PHH to host conference call at 10:00 a.m. EDT on May 9, 2008

Mt. Laurel, NJ, May 8, 2008 (Business Wire) – PHH Corporation (NYSE: PHH) today announced results for the three months ended March 31, 2008.

Net revenues for the three months ended March 31, 2008 were $642 million, an increase of 8% from Net revenues of $596 million for the three months ended March 31, 2007.

Income before income taxes and minority interest of $44 million for the three months ended March 31, 2008 increased by $11 million, or 33%, compared to $33 million for the three months ended March 31, 2007. Income before income taxes and minority interest for the three months ended March 31, 2008 includes the receipt of a reverse termination fee from Blackstone Capital Partners V L.P., net of merger related expenses, of $42 million and a $30 million favorable impact related to adopting fair value accounting pronouncements.

Net income for the three months ended March 31, 2008 was $30 million compared to $15 million for the three months ended March 31, 2007.  Basic and Diluted earnings per share for the three months ended March 31, 2008 was $0.55 compared to Basic and Diluted earnings per share of $0.28 and $0.27, respectively, for the three months ended March 31, 2007.

Mortgage Production Segment

Net revenues for the three months ended March 31, 2008 for the mortgage production segment were $126 million compared to Net revenues of $71 million for the three months ended March 31, 2007.  Segment loss for the three months ended March 31, 2008 was $8 million compared to segment loss of $39 million for the three months ended March 31, 2007.

The decrease in segment loss for the three months ended March 31, 2008 in comparison to the same period in 2007 was primarily due to an increase in margins on conforming mortgage loans and the benefit of adopting new fair value accounting pronouncements, which were partially offset by a decline in the valuation of adjustable-rate, scratch and dent and jumbo mortgage loans and unfavorable hedge results related to our mortgage loans held for sale and interest rate lock commitments due to interest rate volatility.

Total closings for the three months ended March 31, 2008 increased 6% to $10.0 billion, compared to $9.4 billion for the same period in 2007.  Of this increase, refinance closings rose 41% to $5.2 billion from $3.7 billion in the three months ended March 31, 2007 while purchase closings dropped 16% to $4.7 billion from $5.7 billion in the three months ended March 31, 2007.  Overall origination volumes were positively impacted by an increase in refinancing activity due to lower mortgage interest rates.

Highlights for the mortgage production segment included:

●	$10.0 billion of originations, a 6% increase, during the three months ended March 31, 2008 compared to the three months ended March 31, 2007
●	$7.1 billion of loans closed to be sold during the three months ended March 31, 2008, approximately 90% of which were conforming
●	A $15 million reduction in Total expenses during the three months ended March 31, 2008 compared to the three months ended March 31, 2007 resulting from our efforts to reduce costs
●	Five new private-label client signings during the three months ended March 31, 2008, including: Comerica Bank, The Dime Savings Bank of Williamsburgh, Union Center National Bank and Bank of Sierra

Mortgage Servicing Segment

Net revenues for the three months ended March 31, 2008 for the mortgage servicing segment were $19 million compared to Net revenues of $75 million for the three months ended March 31, 2007.  Segment loss was $16 million for the three months ended March 31, 2008, compared to segment profit of $55 million for the three months ended March 31, 2007.

The unfavorable change in segment (loss) profit of $71 million during the three months ended March 31, 2008 compared to the three months ended March 31, 2007 was due primarily to a higher net loss on mortgage servicing rights (MSRs) risk management activities, decreased loan servicing income due to sales of our MSRs during 2007 and an increase in foreclosure losses and reserves associated with loans sold with recourse.

Highlights for the mortgage servicing segment included:

●	Capitalized servicing rate of MSRs at 1.15% as of March 31, 2008
●
Delinquency rate as a percentage of the total unpaid principal balance of the mortgage loan servicing portfolio at 2.28% as of March 31, 2008, which the Company believes compares favorably to the industry

Fleet Management Services Segment

Net revenues for the three months ended March 31, 2008 for the fleet management services segment were $448 million compared to Net revenues for the three months ended March 31, 2007 of $450 million. Segment profit for the three months ended March 31, 2008 was $24 million compared to $21 million for the three months ended March 31, 2007.

The increase of $3 million in segment profit in the first quarter of 2008 compared to the first quarter of 2007 was primarily due to a decrease in corporate overhead costs.

During the three months ended March 31, 2008 compared to the three months ended March 31, 2007, the average number of leased vehicles remained at 340,000 units, fuel card units decreased 6% from 331,000 units to 310,000 units, maintenance service cards decreased 9% from 338,000 units to 308,000 units and accident management vehicle units decreased 3% from 336,000 units to 327,000 units.

Highlights for the fleet management services segment included:

●
Entered into an agreement with J.J. Keller & Associates to enhance our offerings by providing its comprehensive U.S. Department of Transportation regulatory compliance and vehicle legalization services suite to our heavy truck clients

●	Expanded our offering of PHH Onboard®, our telematics powered service, to our Canadian fleet management customers resulting in a single information platform across the U.S. and Canada
●	Introduced new productivity enhancements to PHH InterActive®, our industry-leading fleet management website, including increased functionality of standard reports and an enhanced news function
●	Entered into a strategic relationship with the Center for Transportation Safety, a leading provider of risk management and training solutions for drivers of vehicles of all sizes

Liquidity

During the three months ended March 31, 2008, we completed the renewal of $2.9 billion of our funding arrangement for Chesapeake Funding LLC, which provides committed funding for our fleet management services segment through February 26, 2009.  In addition, we executed a $500 million mortgage repurchase facility which provides incremental funding capacity for the Company’s mortgage operations through February 26, 2009.

On April 2, 2008, we issued $250 million of 4.0% convertible notes due April 15, 2012. The net proceeds from the offering were $241 million.  We used $28 million of the net proceeds of the offering to pay the net cost of convertible note hedging and warrant transactions that were entered into concurrently with the notes. We also used $213 million of the proceeds to reduce the borrowings under our amended and restated competitive advance and revolving credit agreement which provides incremental funding capacity for our mortgage operations.  In order to reduce the potential dilution of our common stock upon future conversion of the convertible notes, we entered into convertible note hedge and warrant transactions, which are expected to result in an effective conversion price of $27.20 per share.

Investors should consult the Company’s Form 10-Q for the quarter ended March 31, 2008 when it is filed, for more information regarding the Company’s financing activities and the convertible notes.

Management Comments and Outlook

Terry Edwards, president and chief executive officer, stated, “While we experienced higher refinance activity and overall production volumes during the first quarter of 2008, the mortgage business continued to be affected by, among other things, the widening of credit spreads and the lack of liquidity for all mortgage products, with the exception of 30-year conforming and 15-year fixed-rate products. The decline in value of adjustable-rate, scratch and dent and jumbo loans negatively impacted our mortgage production segment’s results for the first quarter of 2008 by $42 million, which was partially offset by a $30 million benefit due to the adoption of fair value accounting standards. Increased refinancing activity due to lower interest rates was partially offset by the slow down in purchase activity in the first quarter of 2008 compared to the first quarter of 2007.

“The loss in our servicing segment was attributable, in part, to our reliance on the natural business hedge rather than hedging our servicing portfolio with financial instruments.  The natural business hedge refers to the beneficial impact that a sustained decline in interest rates has on borrower refinancing activity and margins.  Because the natural business hedge requires a sustained period of lower interest rates, the benefit lags the initial interest rate decline.

“The fleet management services segment performed well during the first quarter; however, these results are not indicative of the expected full year 2008 results since the increased financing costs will not begin to fully impact us until the second quarter. We believe that we are gaining momentum with potential new client signings following the termination of the merger agreement with GE in January 2008.

“Although the financial services sector is expected to remain challenging for the remainder of 2008, we believe that both businesses are well positioned.”

Executive Vice President and Chief Financial Officer

Today we also announced that we will begin a search for a new executive vice president and chief financial officer to succeed Mr. Clair M. Raubenstine. Mr. Raubenstine has successfully completed the role for which he was appointed on February 23, 2006, namely, to evaluate a number of accounting issues and ultimately guide us through the restatement of our financial statements for certain periods prior to December 31, 2005, to assist us in becoming and remaining a current filer in our periodic reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to implement an effective system of internal control over financial reporting.  Mr. Raubenstine will continue to serve as our executive vice president and chief financial officer until a successor is identified and an orderly transition is effected.

Mr. Edwards stated, “Clair applied his vast experience and boundless work ethic to accomplish the goals set by the Board.  We thank him for his great contribution to the Company and for his continued commitment during this transition period.”

2008 Annual Meeting of Stockholders

Our 2008 annual meeting of stockholders has been rescheduled for Wednesday, June 11, 2008 at 10:00 a.m., eastern daylight time, in Mount Laurel, New Jersey. Stockholders should consult the Notice of the 2008 Annual Meeting and Proxy Statement which was filed with the Securities and Exchange Commission on April 29, 2008 for further information.

Conference Call

The Company will conduct a conference call for investors on Friday, May 9, 2008 at 10:00 a.m., eastern daylight time.  Interested investors can access the conference call by dialing 1-877-795-3648 or 1-719-325-4783 ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning approximately two hours after the conclusion of the live call and ending at midnight on June 9, 2008 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 6492105, or by logging on to the Company’s website.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2008

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  These forward-looking statements include the following: (i) our belief that our delinquency rate as a percentage of the total balance of our unpaid mortgage loan servicing portfolio compares favorably to the industry; (ii) our belief that PHH InterActive® is an industry-leading fleet management website; (iii) our belief that the Center for Transportation Safety is a leading provider of risk management and training solutions for drivers of vehicles of all sizes; (iv) our expectation as to the effective conversion price for the convertible notes; (v) our expectation that our fleet management services segment’s results will not begin to reflect the full impact of increased financing costs until the second quarter of 2008; (vi) our belief that we are gaining momentum in our fleet management services segment with potential new client signings following the termination of the merger agreement with GE in January 2008; and (vii) our belief that we are well-positioned to operate in what will likely remain a challenging year for the financial services sector.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenues
Mortgage fees	$55	$30
Fleet management fees	42	39
Net fee income	97	69
Fleet lease income	384	390
Gain on mortgage loans, net	72	43
Mortgage interest income	53	91
Mortgage interest expense	(42)	(71)
Mortgage net finance income	11	20
Loan servicing income	112	130
Change in fair value of mortgage servicing rights	(136)	(72)
Net derivative gain (loss) related to mortgage servicing rights	26	(5)
Valuation adjustments related to mortgage servicing rights	(110)	(77)
Net loan servicing income	2	53
Other income	76	21
Net revenues	642	596
Expenses
Salaries and related expenses	116	87
Occupancy and other office expenses	19	18
Depreciation on operating leases	322	311
Fleet interest expense	44	49
Other depreciation and amortization	7	8
Other operating expenses	90	90
Total expenses	598	563
Income before income taxes and minority interest	44	33
Provision for income taxes	12	18
Income before minority interest	32	15
Minority interest in income of consolidated entities, net of income taxes of $(2)	2	—
Net income	$30	$15
Basic earnings per share	$0.55	$0.28
Diluted earnings per share	$0.55	$0.27
Weighted-average common shares outstanding:
Basic	54.193	53.755
Diluted	54.530	54.678

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$117	$149
Restricted cash	566	579
Mortgage loans held for sale, net	—	1,564
Mortgage loans held for sale (at fair value)	1,853	—
Accounts receivable, net	528	686
Net investment in fleet leases	4,292	4,224
Mortgage servicing rights	1,466	1,502
Investment securities	39	34
Property, plant and equipment, net	60	61
Goodwill	86	86
Other assets(1)	606	472
Total assets	$9,613	$9,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$477	$533
Debt	6,477	6,279
Deferred income taxes	681	697
Other liabilities	393	287
Total liabilities	8,028	7,796
Commitments and contingencies	—	—
Minority interest	36	32
Total stockholders’ equity(2)	1,549	1,529
Total liabilities and stockholders’ equity	$9,613	$9,357

__________
(1)	Other assets include intangible assets of $42 million and $43 million as of March 31, 2008 and December 31, 2007, respectively.
(2)	Outstanding shares of common stock were 54.137 million and 54.079 million as of March 31, 2008 and December 31, 2007, respectively.

 PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)

	Net Revenues			Segment (Loss) Profit (1)
	Three Months Ended March 31,			Three Months Ended March 31,
	2008	2007	Change	2008	2007	Change
	(In millions)
Mortgage Production segment	$126	$71	$55	$(8)	$(39)	$31
Mortgage Servicing segment	19	75	(56)	(16)	55	(71)
Total Mortgage Services	145	146	(1)	(24)	16	(40)
Fleet Management Services segment	448	450	(2)	24	21	3
Total reportable segments	593	596	(3)	—	37	(37)
Other (2)	49	—	49	42	(4)	46
Total Company	$642	$596	$46	$42	$33	$9
__________
(1)	The following is a reconciliation of Income before income taxes and minority interest to segment profit:

	Three Months Ended March 31,
	2008	2007
	(In millions)
Income before income taxes and minority interest	$44	$33
Minority interest in income of consolidated entities, net of income taxes	2	—
Segment profit	$42	$33

(2)
Net revenues reported under the heading Other for the three months ended March 31, 2008 represent amounts not allocated to our reportable segments, primarily related to the terminated Merger Agreement, and intersegment eliminations. Segment profit of $42 million reported under the heading Other for the three months ended March 31, 2008 represents income related to the terminated Merger Agreement. Segment loss reported under the heading Other for the three months ended March 31, 2007 represents expenses related to the terminated Merger Agreement.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
FIRST QUARTER 2008 VS. FIRST QUARTER 2007
(Unaudited)

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$7,100	$7,004	$96	1%
Fee-based closings	2,850	2,346	504	21%
Total closings	$9,950	$9,350	$600	6%
Purchase closings	$4,749	$5,660	$(911)	(16)%
Refinance closings	5,201	3,690	1,511	41%
Total closings	$9,950	$9,350	$600	6%
Fixed rate	$6,193	$5,943	$250	4%
Adjustable rate	3,757	3,407	350	10%
Total closings	$9,950	$9,350	$600	6%
Number of loans closed (units)	42,123	44,023	(1,900)	(4)%
Average loan amount	$236,225	$212,385	$23,840	11%
Loans sold	$6,420	$6,839	$(419)	(6)%

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$55	$30	$25	83%
Gain on mortgage loans, net	72	43	29	67%
Mortgage interest income	25	48	(23)	(48)%
Mortgage interest expense	(26)	(50)	24	48%
Mortgage net finance expense	(1)	(2)	1	50%
Net revenues	126	71	55	77%
Salaries and related expenses	78	52	26	50%
Occupancy and other office expenses	11	11	—	—
Other depreciation and amortization	4	5	(1)	(20)%
Other operating expenses	39	42	(3)	(7)%
Total expenses	132	110	22	20%
Loss before income taxes	(6)	(39)	33	85%
Minority interest in income of consolidated entities, net of income taxes	2	—	2	n/m (1)
Segment loss	$(8)	$(39)	$31	79%
_________
(1)	n/m — Not meaningful.

 PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
FIRST QUARTER 2008 VS. FIRST QUARTER 2007
(Unaudited)

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$160,051	$161,477	$(1,426)	(1)%

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$28	$43	$(15)	(35)%
Mortgage interest expense	(18)	(21)	3	14%
Mortgage net finance income	10	22	(12)	(55)%
Loan servicing income	112	130	(18)	(14)%
Change in fair value of mortgage servicing rights	(136)	(72)	(64)	(89)%
Net derivative gain (loss) related to mortgage servicing rights	26	(5)	31	n/m (1)
Valuation adjustments related to mortgage servicing rights	(110)	(77)	(33)	(43)%
Net loan servicing income	2	53	(51)	(96)%
Other income	7	—	7	n/m (1)
Net revenues	19	75	(56)	(75)%
Salaries and related expenses	8	8	—	—
Occupancy and other office expenses	3	2	1	50%
Other operating expenses	24	10	14	140%
Total expenses	35	20	15	75%
Segment (loss) profit	$(16)	$55	$(71)	n/m (1)
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
FIRST QUARTER 2008 VS. FIRST QUARTER 2007
(Unaudited)

	Average for the Three Months Ended March 31,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	340	340	—	—
Maintenance service cards	308	338	(30)	(9)%
Fuel cards	310	331	(21)	(6)%
Accident management vehicles	327	336	(9)	(3)%

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$42	$39	$3	8%
Fleet lease income	384	390	(6)	(2)%
Other income	22	21	1	5%
Net revenues	448	450	(2)	—
Salaries and related expenses	27	24	3	13%
Occupancy and other office expenses	5	5	—	—
Depreciation on operating leases	322	311	11	4%
Fleet interest expense	45	49	(4)	(8)%
Other depreciation and amortization	3	3	—	—
Other operating expenses	22	37	(15)	(41)%
Total expenses	424	429	(5)	(1)%
Segment profit	$24	$21	$3	14%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
 (Unaudited)

March 31, 2008
(In millions)
First mortgages:
Conforming(1)	$1,224
Non-conforming	341
Alt-A(2)	23
Construction loans	56
Total first mortgages	1,644
Second lien	42
Scratch and Dent(3)	39
Other(4)	128
Total Mortgage loans held for sale (at fair value)	$1,853
__________
(1)	Represents mortgages that conform to the standards of Fannie Mae, Freddie Mac or Ginnie Mae (collectively, “Government Sponsored Enterprises” or “GSEs”).

(2)	Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a GSE loan.

(3)	Represents mortgages with origination flaws or performance issues.

(4)	Represents primarily first mortgages to be sold under best efforts commitments.

PHH CORPORATION AND SUBSIDIARIES
ECONOMIC HEDGE RESULTS RELATED TO MLHS AND IRLCS
 (Unaudited)

	Three Months Ended March 31,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of ARMs	$(19)	$—	$(19)	n/m	(1)
Decline in valuation of Scratch and Dent loans	(16)	—	(16)	n/m	(1)
Decline in valuation of jumbo loans	(7)	—	(7)	n/m	(1)
Other economic hedge results	(26)	(6)	(20)	(333)%
Total economic hedge results	$(68)	$(6)	$(62)	n/m	(1)
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
 (Unaudited)
Portfolio Activity
	Three Months Ended March 31,
	2008	2007
	(In millions)
Balance, beginning of period	$159,183	$160,222
Additions	8,427	9,557
Payoffs and curtailments	(6,374)	(7,909)
Balance, end of period (1)	$161,236	$161,870

Portfolio Composition
	March 31,
	2008	2007
	(In millions)
Owned servicing portfolio	$131,739	$153,431
Subserviced portfolio (1)	29,497	8,439
Total servicing portfolio	$161,236	$161,870
Fixed rate	$106,764	$103,844
Adjustable rate	54,472	58,026
Total servicing portfolio	$161,236	$161,870
Conventional loans	$148,209	$150,385
Government loans	8,710	7,565
Home equity lines of credit	4,317	3,920
Total servicing portfolio	$161,236	$161,870
Weighted-average interest rate	5.9%	6.1%

Portfolio Delinquency (2)
	March 31,
	2008		2007
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	1.78%	1.57%	1.73%	1.49%
60 days	0.42%	0.39%	0.33%	0.27%
90 or more days	0.38%	0.32%	0.33%	0.27%
Total delinquency	2.58%	2.28%	2.39%	2.03%
Foreclosure/real estate owned/bankruptcies	1.26%	1.16%	0.78%	0.60%
__________
(1)
During the year ended December 31, 2007, the Company sold MSRs; as of March 31, 2008, MSRs associated with $18.6 billion of the unpaid principal balance of underlying mortgage loans are being subserviced by the Company until the MSRs are transferred from the Company’s systems to the purchaser’s systems, which is expected to occur in the second quarter of 2008. These loans are included in the Company’s mortgage loan servicing portfolio balance as of March 31, 2008.

(2)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

 PHH CORPORATION AND SUBSIDIARIES
NET LOSS ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
 (Unaudited)

	Three Months Ended March 31,
	2008	2007
	(In millions)
Net derivative gain (loss) related to mortgage servicing rights	$26	$(5)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(76)	3
Net loss on MSRs risk management activities	$(50)	$(2)

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
 ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
 (Unaudited)

As of March 31, 2008, available funding under the Company’s asset-backed debt arrangements and unsecured committed credit facilities consisted of:
	Capacity(1)	Utilized Capacity	Available Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management	$3,909	$3,479	$430
Mortgage warehouse	2,384	1,472	912
Unsecured Committed Credit Facilities (2)	1,301	1,080	221
__________
(1)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)
Available capacity reflects a reduction in availability due to an allocation against the facilities of $6 million which fully supports the outstanding unsecured commercial paper issued by the Company as of March 31, 2008. Under the Company’s policy, all of the outstanding unsecured commercial paper is supported by available capacity under its unsecured committed credit facilities. In addition, utilized capacity reflects $8 million of letters of credit issued under the Amended Credit Facility.